================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): October 1, 1999


                             Fuisz Technologies Ltd.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




          Delaware                   0-27082                  52-1579474
-----------------------------    -----------------   ---------------------------
(State or Other Jurisdiction       (Commission              (IRS Employer
      of Incorporation)            File Number)           Identification No.)



    14555 Avion Parkway, Chantilly, VA                          20151
----------------------------------------------       ---------------------------
  (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (703) 995-2400
                                                           ---------------

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 5.  OTHER EVENTS

                  On October 1, 1999, Fuisz Technologies Ltd. ("FTL") announced that, in light of consummation of the tender offer for its stock by Biovail International Corporation and the proposed acquisition of Fuisz by Biovail Corporation International ("Biovail"), Dr. Richard C. Fuisz resigned his position as acting chief executive officer of FTL. Dr. Fuisz remains as chairman of the Board of Directors of FTL. Marc Canton, a vice president of Biovail, has been named as acting chief executive officer of FTL until the earlier of the merger with FTL and Biovail, or December 31, 1999 and will report to the Board of Directors of FTL.

         Pursuant to the terms of the merger agreement between the companies which provides that Biovail may designate a certain number of persons to the Board of Directors of FTL, Eugene N. Melnyk, Bruce D. Brydon, Robert A. Podruzny, Kenneth C. Cancellara and Kenneth G. Howling have been elected to the Board of Directors of FTL, in accordance with the Certificate of Incorporation and the bylaws of FTL, so that the Board of Directors of FTL now consists of 11 directors.

         The record date for holders of shares of FTL entitled to vote on the merger of FTL and Biovail has been set as October 8, 1999.


ITEM 7.  FINANCIAL INFORMATION, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Not applicable
         (b)      Not applicable
         (c)      Not applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FUISZ TECHNOLOGIES LTD.



Date:  October 1, 1999             By: /s/ Stephen H. Willard
                                       ------------------------------------
                                       Name:  Stephen H. Willard
                                       Title: Executive Vice President and
                                              General Counsel





















                                       3